Exhibit 99.4

LIFETOUCH INC.

MINNEAPOLIS, MINNESOTA

CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

DECEMBER 31, 2017 AND JUNE 30, 2017 AND

THE SIX MONTHS ENDED DECEMBER 31, 2017 AND 2016

LIFETOUCH INC.

C O N T E N T S

PAGE
INDEPENDENT AUDITOR’S REVIEW REPORT	1

CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

Consolidated Balance Sheet	2-3

Consolidated Statement of Operations	4

Consolidated Statement of Comprehensive Income	5

Consolidated Statement of Stockholders’ Equity	6

Consolidated Statement of Cash Flows	7

Notes to Consolidated Financial Statements	8-24

Independent Auditor’s Review Report

Board of Directors

Lifetouch Inc.

Minneapolis, Minnesota

We have reviewed the accompanying consolidated financial statements of Lifetouch Inc., which comprise the balance sheet as of December 31, 2017 and the related consolidated statements of operations, comprehensive income and cash flows for the six-months ended December 31, 2017 and 2016, and the related consolidated statement of stockholders’ equity for the six month period ended December 31, 2017.

Management’s Responsibility for the Financial Information

Management is responsible for the preparation and fair presentation of the interim consolidated financial information in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control sufficient to provide a reasonable basis for the preparation and fair presentation of the interim consolidated financial information in accordance with accounting principles generally accepted in the United States of America.

Auditor’s Responsibility

Our responsibility is to conduct our reviews in accordance with auditing standards generally accepted in the United States of America applicable to reviews of financial information. A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with auditing standards generally accepted in the United States of America, the objective of which is the expression of an opinion regarding the financial information as a whole. Accordingly, we do not express such an opinion.

Conclusion

Based on our reviews, we are not aware of any material modifications that should be made to the accompanying interim consolidated financial information referred to above for it to be in accordance with accounting principles generally accepted in the United States of America.

Report on Balance Sheet as of June 30, 2017

We have previously audited, in accordance with auditing standards generally accepted in the United States of America, the consolidated balance sheet of Lifetouch Inc. as of June 30, 2017 and the related consolidated statement of operations, comprehensive income, stockholders’ equity, and cash flows for the year then ended (not presented herein); and in our report dated August 9, 2017, except as to Note 12, which is as of January 19, 2018, we expressed an unmodified opinion on those audited consolidated financial statements. In our opinion, the accompanying consolidated balance sheet of Lifetouch Inc. as of June 30, 2017, is consistent, in all material respects, with the audited consolidated financial statements from which it has been derived.

/s/ Boulay PLLP

Certified Public Accountants

Minneapolis, Minnesota

January 24, 2018

LIFETOUCH INC.

CONSOLIDATED BALANCE SHEET

(Dollars in Thousands)

ASSETS	December 31, 2017	June 30, 2017
	(Unaudited)
CURRENT ASSETS
Cash and cash equivalents	$85,194	$69,201
Restricted investment	19,307	—
Short-term investments	44,623	52,827
Receivables	17,726	18,533
Inventories	7,770	8,600
Deferred costs of unsold products	2,179	1,303
Prepaid expenses	19,379	15,811

Total current assets	196,178	166,275

INVESTMENTS	86,859	61,737

PROPERTY, PLANT AND EQUIPMENT
Land	7,040	7,035
Buildings and improvements	85,872	85,737
Equipment, furniture and fixtures	564,427	559,085
Construction in progress	23,795	22,411

	681,134	674,268
Less accumulated depreciation	527,140	511,579

Net property, plant and equipment	153,994	162,689

OTHER ASSETS
Goodwill	170,850	169,656
Other intangible assets	9,403	11,089
Deposits and other	6,476	5,859

Total other assets	186,729	186,604

Total assets	$623,760	$577,305

Notes to Consolidated Financial Statements are an integral part of this Statement.

See independent auditor’s review report.

LIFETOUCH INC.

CONSOLIDATED BALANCE SHEET

(Dollars in Thousands)

LIABILITIES AND STOCKHOLDERS’ EQUITY	December 31, 2017	June 30, 2017
	(Unaudited)
CURRENT LIABILITIES
Current maturities of long-term notes, capital leases and deferred obligations	$9,385	$12,237
Trade accounts payable	16,935	19,130
Customer deposits	26,734	10,992
Accrued salaries and commissions	32,126	31,413
Accrued other liabilities	49,775	34,636
Income taxes payable	2,137	2,927

Total current liabilities	137,092	111,335

LONG-TERM DEBT, net of current maturities
Notes payable	7,254	8,311
Capital lease obligations	285	469

Total long-term debt	7,539	8,780

DEFERRED INCOME TAXES	3,678	3,867

DEFERRED OBLIGATIONS	7,038	8,358

OTHER LIABILITIES	17,799	17,324

COMMITMENTS AND CONTINGENCIES	—	—

STOCKHOLDERS’ EQUITY
Common stock	584	595
Additional paid-in capital	130,984	132,997
Retained earnings	353,144	330,890
Accumulated other comprehensive loss	(5,311)	(6,841)

Total stockholders’ equity before unearned ESOP compensation	479,401	457,641

Unearned ESOP compensation	(28,787)	(30,000)

Total stockholders’ equity	450,614	427,641

Total liabilities and stockholders’ equity	$623,760	$577,305

Notes to the Consolidated Financial Statements are an integral part of this Statement.

See independent auditor’s review report.

LIFETOUCH INC.

CONSOLIDATED STATEMENT OF OPERATIONS

(Dollars in Thousands)

	Six Months Ended December 31
	2017	2016
	(Unaudited)	(Unaudited)

NET SALES	$551,870	$565,029

COSTS AND EXPENSES
Materials, labor and processing	90,708	96,774
Engineering and development	3,828	4,701
Selling expenses	329,959	343,947
General and administrative expenses	42,484	50,650
Amortization of intangible assets	2,216	3,010
Restructuring, acquisition and other charges	8,736	3,784

Total costs and expenses	477,931	502,866

OPERATING INCOME BEFORE CONTRIBUTIONS TO ESOP AND RETIREMENT PLANS	73,939	62,163

Contributions to ESOP and retirement plans	35,661	35,665

OPERATING INCOME	38,278	26,498

OTHER INCOME (EXPENSE)
Investment income	1,491	1,424
Interest expense	(250)	(249)
Other income, net	(575)	(359)

INCOME BEFORE INCOME TAXES	38,944	27,314

Income tax (benefit) provision	(902)	(705)

NET INCOME	$39,846	$28,019

Notes to the Consolidated Financial Statements are an integral part of this Statement.

See independent auditor’s review report.

LIFETOUCH INC.

CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME

(Dollars in Thousands)

	Six Months Ended December 31
	2017	2016
	(Unaudited)	(Unaudited)

NET INCOME	$39,846	$28,019

OTHER COMPREHENSIVE INCOME (LOSS), NET OF TAX:
Foreign currency translation adjustments	2,108	(1,675)
Unrealized investment losses arising during the period	(575)	(969)
Reclassification adjustment for gains included in net income	(3)	(13)

Changes in fair value of available for sale investments	(578)	(982)

Total other comprehensive income (loss), net of tax	1,530	(2,657)

NET COMPREHENSIVE INCOME	$41,376	$25,362

Notes to the Consolidated Financial Statements are an integral part of this Statement.

See independent auditor’s review report.

LIFETOUCH INC.

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

(Dollars in Thousands)

			Additional Paid-In Capital	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Unearned ESOP Compensation	Total
	Common Stock
	Shares	Par Value
BALANCE AT JUNE 30, 2017	17,858,072	$595	$132,997	$330,890	$(6,841)	$(30,000)	$427,641

Net income				39,846			39,846
Other comprehensive income, net of tax					1,530		1,530
Redemption and retirement of shares	(342,420)	(11)	(2,013)	(17,151)			(19,175)
Release of ESOP shares				(441)		1,213	772

BALANCE AT DECEMBER 31, 2017 (Unaudited)	17,515,652	$584	$130,984	$353,144	$(5,311)	$(28,787)	$450,614

Common stock, par value of $0.0333; authorized 24,000,000 shares, 17,515,652 shares issued and outsanding at December 31, 2017 and 17,858,072 shares issued and outstanding at June 30, 2017.

Notes to the Consolidated Financial Statements are an integral part of this Statement.

See independent auditor’s review report.

LIFETOUCH INC.

CONSOLIDATED STATEMENT OF CASH FLOWS

(Dollars in Thousands)

	Six Months Ended December 31
	2017	2016
	(Unaudited)	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$39,846	$28,019
Adjustments to reconcile net income to net cash provided by
(used in) operating activities:
Depreciation	18,613	19,992
Amortization	2,216	3,010
Deferred income taxes	(189)	(952)
Deferred obligations	(204)	898
Stock-based compensation	(79)	1,402
Loss on disposal of fixed assets	636	78
Net recognized loss on investments	6	142
Shares released for allocation as ESOP compensation expense	772	—
Increase (decrease) from changes in, net of acquisitions:
Receivables	833	(2,963)
Inventories	(62)	(1,278)
Prepaid expenses and other current assets	(3,608)	(736)
Trade accounts payable	(2,160)	134
Accrued liabilities	32,569	29,343
Accrued ESOT contribution	(1,372)	(18,572)
Other	641	356

Net cash provided by operating activities	88,458	58,873

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sales and maturities of investments	42,037	66,806
Purchase of investments	(59,414)	(79,897)
Purchase of restricted investment	(19,307)	—
Acquisitions, net of cash acquired	(98)	(331)
Capital expenditures	(13,986)	(19,874)
Proceeds from disposals of property, plant and equipment	3,376	252
Other assets, net	(792)	449

Net cash used in investing activities	(48,184)	(32,595)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on notes payable, capital leases and deferred obligations	(5,440)	(7,089)
Redemption and retirement of shares	(19,175)	(28,973)

Net cash used in financing activities	(24,615)	(36,062)

Effect of foreign currency exchange rate changes on cash	334	(314)

Increase (decrease) in cash and cash equivalents	15,993	(10,098)
Cash and cash equivalents at beginning of period	69,201	69,446

Cash and cash equivalents at end of period	$85,194	$59,348

Notes to the Consolidated Financial Statements are an integral part of this Statement.

See independent auditor’s review report.

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

Lifetouch Inc. (the Company), through its wholly owned subsidiaries, produces various school, retail, consumer, and church related photographic, publishing and similar products throughout North America. Operations are predominately in the school photographic markets.

Basis of Consolidation

The consolidated financial statements include the accounts of the Company (LTI) and its wholly owned subsidiaries, Lifetouch National School Studios Inc. (LNSS), Lifetouch Portrait Studios Inc. (LPS), Lifetouch Church Directories and Portraits Inc. (LCD), Lifetouch Services Inc. (LSI), and iMemories Inc. (LIM). The Company also consolidates wholly owned foreign subsidiaries in Canada (Lifetouch Canada Inc.; Lifetouch Church Directories and Portraits Inc.). All significant intercompany transactions and balances have been eliminated in consolidation.

Basis of Presentation

All dollar amounts presented in the consolidated financial statements are in thousands, except for per share information.

Accounting Estimates

Management uses estimates and assumptions in preparing these consolidated financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. The valuation of employee stock ownership plan compensation, financial instruments, goodwill and other intangible assets, deferred costs and obligations, self-insured liabilities, and certain other accrued liabilities include significant estimates. It is at least reasonably possible that actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand and highly liquid investments with original maturities of less than three months. Substantially all of the Company’s cash equivalents are invested in money market mutual funds and in commercial paper of industrial and other companies. These investments are not insured. Supplemental disclosures of non-cash investing and financing activities are also included in subsequent footnotes.

Investments

Investments consist primarily of commercial paper, U.S. government and agency securities, mortgage backed and asset backed securities, and corporate notes and bonds with effective maturities of generally three months to five years. Management determines the appropriate classification of these marketable securities at the time of purchase and reevaluates such designation as of each balance sheet date.

Fair Value of Financial Instruments

The Company accounts for financial assets and liabilities in accordance with guidance issued by the Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 820, Fair Value Measurement. ASC 820 defines fair value, establishes a framework for measuring fair value, and requires enhanced disclosures about fair value measurements.

The Company has certain financial instruments, none of which are held for trading purposes. The carrying values of cash, cash equivalents, receivables, trade accounts payable and other working capital items approximate fair value.

FASB ASC 820-10-35-37 defines fair value as the price that would be received for an asset or paid to transfer a liability (an exit price) in the Company’s principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date.

The Company determines the fair market values of investments based on the fair value hierarchy established in ASC 820-10-35-37, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820-10-35-37 describes three levels within its hierarchy that may be used to measure fair value.

Level 1: Values based on unadjusted quoted prices in active markets that are accessible at the measurement date for identical assets or liabilities.

Level 2: Values based on quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, or model-based valuation techniques for which all significant assumptions are observable in the market.

Level 3: Significant inputs to the valuation model are unobservable. Valuation techniques include use of option pricing models, discounted cash flow models and similar techniques.

Receivables

The Company continuously evaluates the credit worthiness of its customers and generally does not require collateral. An allowance for doubtful accounts is recorded to reduce the trade receivables balance to the estimated amount collectible from customers. When determining the allowance for doubtful accounts, the Company takes several factors into consideration, including the composition of the trade receivables aging and historical trade receivables write-offs. Trade receivables of $14,239 and $15,176 at December 31, 2017 and June 30, 2017, respectively, are reported net of allowances for doubtful accounts of $1,539 and $1,050, respectively. Receivables also include amounts that are due from field managers for certain commission advances outstanding as of December 31, 2017 and June 30, 2017 totaling $2,780 and $2,952, respectively.

Inventories

Inventories, principally photographic paper and supplies, are stated at the lower of cost or market. Cost is determined using the first-in first-out and average cost methods.

Revenue Recognition and Deferred Costs of Unsold Products

Sales revenue is generally recorded when portraits and/or other merchandise are shipped to the customer. Point of shipment is defined as the shipment of the final product from the production facility. Revenue is recognized net of the expected returns and allowances.

The Company began selling portrait packages through the use of “Daily Deal” companies in fiscal 2011 and has continued this practice through 2017. Revenue from Daily Deal transactions is recognized when: (i) the deal is redeemed in the studio, or (ii) the likelihood of the deal being redeemed by the customer is remote (“breakage”). The breakage rate is based upon historical redemption patterns. Breakage revenue was not material in any period presented.

Deferred costs of unsold products represent costs (payroll, travel, rents, and finishing costs) relating to products produced but not delivered to customers.

Prepaid Advertising Costs

The Company expenses the production costs of advertising the first time the advertising takes place, except for direct-response advertising, which is capitalized and amortized over its expected period of future benefits (generally two to three months). Advertising consists primarily of direct mail and broad scale promotions, which are targeted at customers and prospects, and includes coupons for the Company’s products. Advertising of $5,021 and $4,456 was reported as a prepaid asset at December 31, 2017 and June 30, 2017, respectively. Advertising expense was $12,912 and $14,260 in the six months ended December 31, 2017 and 2016, respectively.

Property, Plant, and Equipment

Property, plant and equipment are recorded at cost. For reporting purposes, the Company uses the straight-line depreciation method over the estimated useful lives of the assets. The present values of capital lease obligations are classified as long-term debt and the related assets are included in equipment, furniture and fixtures. Amortization of assets recorded under capital lease obligations is included in depreciation expense. Expenditures for maintenance, repairs and minor replacements are charged to operations. Substantially all property, plant and equipment are depreciated over the following estimated useful lives: machinery and equipment, 3-10 years with the majority in the range of 5-7 years; buildings, 30-40 years.

Property, plant and equipment are reviewed for impairment whenever events or changes in circumstance indicate that the carrying amount of an asset may not be recoverable.

Goodwill and Other Intangible Assets

Goodwill, in accordance with ASC 805, Business Combinations, represents the excess of the purchase price over the estimated fair value of the net assets acquired. Goodwill is reviewed for impairment at least annually. During the six months ended December 31, 2017, the Company performed its required goodwill impairment tests and concluded there was no impairment of goodwill.

Other intangible assets, consisting primarily of customer contracts and non-compete agreements, are amortized on a straight-line basis generally over a period of five years.

Employee Stock Ownership Plan

The Company has an Employee Stock Ownership Plan and Trust (ESOP). The Company accounts for activity related to the ESOP in accordance with ASC 718-40, Employee Stock Ownership Plans. The Company funds the ESOP repurchase obligation through contributions (based on a percentage of eligible wages), dividends, and internal loans. Shares acquired by the ESOP through internal note agreements between the Company and the ESOP are recorded by the Company as unearned ESOP compensation in the Consolidated Balance Sheet, based on the ESOP’s acquisition cost, and such shares provide collateral for the internal note agreement(s). As the note between the ESOP and the Company is repaid, the shares are released from collateral and allocated to participants. The Company records the release of the shares from the unearned ESOP compensation account (or the commitment to release shares) based on their acquisition cost and records ESOP compensation expense based on the average fair value of the shares. ESOP compensation expense also includes additional Company cash contributions. Dividends on allocated ESOP shares are reported as a reduction of retained earnings and dividends on unallocated (unreleased) ESOP shares are reported as ESOP compensation expense. The Company’s common stock is valued at each period-end at fair value as determined by the ESOP Trustees, based on an annual independent appraisal at each year-end.

Income Taxes

The Company has elected to be taxed as an S Corporation. Consequently, the Company’s taxable income is passed through to the ESOP, which is a tax-exempt entity. The Company pays income taxes to certain states that do not recognize the Federal S Corporation elections.

Income taxes are provided for the tax effects of transactions reported in the consolidated financial statements and consist of taxes currently due plus deferred taxes. The deferred tax assets and liabilities represent the future tax return consequences of those differences which will either be deductible or taxable when the assets and liabilities are recovered or settled. The Company and its subsidiaries file consolidated federal income tax returns. For consolidated financial statement purposes, each of the companies is allocated its share of the tax provision (benefit) on the basis of its taxable income (loss).

The Company accounts for ASC 740, Income Taxes, which clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s consolidated financial statements. Interest and penalties are recognized as components of income tax expense and are immaterial for the years under consideration. The Company is no longer subject to U.S. federal, state and local, or non-U.S. income tax examinations by tax authorities for years before fiscal 2012. It is reasonably possible that the amount of unrecognized tax benefits will change during the next twelve months. However, the change, if any, is not expected to have a material impact on the financial condition of the Company.

Stock Compensation

The Company has a management incentive stock plan which provides for the granting of stock options to purchase shares of the Company’s stock and for other stock-based awards to certain key officers and members of its Board. The Company accounts for stock-based compensation in accordance with ASC 718, Stock Compensation. Stock options and other stock-based awards are recognized as liabilities in the Company’s Consolidated Balance Sheet and re-measured at each balance sheet date. Stock options are measured using the intrinsic value method and other stock-based awards are measured at fair value. Stock-based compensation expense is recognized in the Consolidated Statement of Operations over the applicable vesting periods.

Foreign Currency Translation Policy

For foreign subsidiaries whose functional currency is the local foreign currency, balance sheet accounts are translated at exchange rates in effect at the end of the year (spot rate) and income statement accounts are translated at average exchange rates for the year. Translation gains and losses are included within stockholders’ equity. In determining net income, foreign currency transactions resulted in an exchange loss of ($575) and ($359) in the six months ended December 31, 2017 and 2016, respectively.

Recently Issued Accounting Pronouncements

In May 2014 and amended in August 2015, the FASB issued Accounting Standards Update (ASU) No. 2014-09 which amended the Revenue from Contracts with Customers (Topic 606) of the Accounting Standards Codification. The core principle of the new guidance is that an entity should recognize revenue to reflect the transfer of goods and services to customers in an amount equal to the consideration the entity receives or expects to receive. The ASU will be effective for the Company for annual periods beginning after December 15, 2018. The Company is currently evaluating the impact on the consolidated financial statements.

In February 2016, the FASB issued ASU No. 2017-02, Leases (Topic 842), which provides guidance for accounting for leases. The new guidance requires companies to recognize the assets and liabilities for the rights and obligations created by leased assets, initially measured at the present value of the lease payments. The ASU is effective for annual periods beginning after December 15, 2019. The Company is currently evaluating the new guidance and anticipates it will impact the consolidated financial statements given the Company has a significant number of leases.

2.	ACQUISITIONS

The Company maintains an ongoing plan to expand its operations through acquisitions of similar and complementary businesses. The Company made one acquisition totaling $491 in the six months ended December 31, 2017 ($393 of which was financed through issuance of long term notes payable and assumed liabilities). Certain purchase agreements contain price adjustment clauses, whereby the Company is entitled to purchase price reductions if specified sales levels are not met. Intangible assets, with a weighted average amortization period of 5 years, were recorded for this acquisition as follows:

December 31, 2017
Customer contracts	$194
Non-compete agreements	286

Total	$480

3.	INVESTMENTS

Investments consist of fixed income marketable securities with effective maturities of generally three months to five years. The Company reports marketable securities at fair market value and classifies all of its marketable securities as available for sale. Unrealized gains and losses on marketable securities are excluded from net income, but are included in accumulated other comprehensive income on the Consolidated Balance Sheet and in other comprehensive income (loss) on the Consolidated Statement of Comprehensive Income.

Proceeds from the sales and maturities of available for sale investments were $42,037 and $66,806 for the six months ended December 31, 2017 and 2016, respectively. Net realized gains on these sales were $3 and $13 in the six months ended December 31, 2017 and 2016, respectively. Realized gains and losses are determined using the specific identification method. Additionally, the Company has recorded the net amortization of bond premiums totaling $9 and $159 in the six months ended December 31, 2017 and 2016, respectively.

Summary of investments at:

	December 31, 2017 (Unaudited)
	Amortized Cost	Unrealized Gains	Unrealized Losses	Fair Value
U.S. government and agency securities	$26,412	$7	$(111)	$26,308
Mortgage backed and asset backed securities	26,128	31	(101)	26,058
Certificates of deposit (restricted)	19,307	—	—	19,307
Certificates of deposit	1,526	—	—	1,526
Corporate notes and bonds	76,150	44	(268)	75,926
Commercial paper	998	—	—	998
Other	666	—	—	666

	151,187	82	(480)	150,789
Less short-term investments	63,926	22	(18)	63,930

Investments	$87,261	$60	$(462)	$86,859

	June 30, 2017
	Amortized Cost	Unrealized Gains	Unrealized Losses	Fair Value
U.S. government and agency securities	$23,641	$39	$(20)	$23,660
Mortgage backed and asset backed securities	20,428	35	(28)	20,435
Certificates of deposit	1,003	—	—	1,003
Corporate notes and bonds	68,647	190	(37)	68,800
Other	666	—	—	666

	114,385	264	(85)	114,564
Less short-term investments	52,790	58	(21)	52,827

Investments	$61,595	$206	$(64)	$61,737

At December 31, 2017 and June 30, 2017, investments with an amortized cost basis of $96,028 and $45,397 had unrealized losses of $480 and $85, respectively. Of these amounts, investments with an amortized cost basis of $9,429 and $1,219, and with unrealized losses of $57 and $2, had been in a continuous unrealized loss position for twelve months or more. For the six months ended December 31, 2017 and 2016, no other-than-temporary investment losses were recognized through earnings. All investments that were in a loss position for longer than twelve months were evaluated to determine if a credit loss had been incurred. A variety of factors were considered, including payment history, price volatility, rating agency downgrades, and the issuer’s ability to meet its interest and principal payment obligations. Projected cash flows were discounted using the effective interest rates implicit in the security at the date of acquisition, or in the case of securities with variable rates, the most current interest rate. No material credit losses were incurred during the six months ended December 31, 2017 and 2016.

Contractual maturities of investments at:

	December 31, 2017 (Unaudited)		June 30, 2017
	Amortized Cost	Fair Value	Amortized Cost	Fair Value
Due in one year or less	$63,926	$63,930	$52,790	$52,827
Due after 1 year through 5 years	85,546	85,117	59,865	59,977
Due after 5 years through 10 years	475	473	409	406
Due after 10 years	574	603	655	688
No contractual maturity	666	666	666	666

Total available for sale investments	$151,187	$150,789	$114,385	$114,564

Actual maturities may differ from contractual maturities because borrowers have the right to call or prepay certain obligations with or without penalties.

Assets and Liabilities Measured at Fair Value on a Recurring Basis

The following table presents financial assets included in the Company’s Consolidated Balance Sheet that are recognized at fair value on a recurring basis, and indicates the fair value hierarchy utilized to determine such fair value. As required by ASC 820-10-35-37, assets and liabilities are classified in their entirety based on the lowest level of input that is a significant component of the fair value measurement. The lowest level of input is considered Level 3. The Company’s assessment of the significance of a particular input to the fair value measurement requires judgment, and may affect the classification of fair value assets and liabilities within the fair value hierarchy levels.

Fair value hierarchy levels at:

	December 31, 2017 (Unaudited)
	Total	Level 1	Level 2	Level 3
Cash and cash equivalents	$85,194	$85,194	$—	$—
U.S. government and agency securities	26,308	—	26,308	—
Mortgage backed and asset backed securities	26,058	—	26,058	—
Certificates of deposit (restricted)	19,307	19,307	—	—
Certificates of deposit	1,526	—	1,526	—
Corporate notes and bonds	75,926	—	75,926	—
Commercial paper	998	998	—	—
Other	666	—	666	—

Total	$235,983	$105,499	$130,484	$—

	June 30, 2017
	Total	Level 1	Level 2	Level 3
Cash and cash equivalents	$69,201	$69,201	$—	$—
U.S. government and agency securities	23,660	—	23,660	—
Mortgage backed and asset backed securities	20,435	—	20,435	—
Certificates of deposit	1,003	—	1,003	—
Corporate notes and bonds	68,800	—	68,800	—
Other	666	—	666	—

Total	$183,765	$69,201	$114,564	$—

The fair value was determined using quoted prices in active markets for identical or similar instruments for all financial assets listed above. The discount rates that were applied to the pricing model were based on market conditions and rates for comparable or similar term asset-backed securities as well as other fixed income securities.

4.	GOODWILL AND OTHER INTANGIBLE ASSETS

The changes in the carrying amount of goodwill are as follows for the six months ended:

December 31, 2017
Beginning goodwill	$169,656
Foreign currency translation adjustment	1,194

Ending goodwill (Unaudited)	$170,850

Other intangible assets being amortized on a straight-line basis, generally over a period of five years, were as follows at:

	December 31, 2017 (Unaudited)			June 30, 2017
	Gross	Accumulated Amortization	Net	Gross	Accumulated Amortization	Net
Customer contracts	$37,415	$(31,980)	$5,435	$37,129	$(30,727)	$6,402
Non-compete agreements	24,456	(20,488)	3,968	24,138	(19,451)	4,687
Other	2,862	(2,862)	—	2,862	(2,862)	—

	$64,733	$(55,330)	$9,403	$64,129	$(53,040)	$11,089

Other intangible asset amortization expense was $2,216 and $3,010 in the six months ended December 31, 2017 and 2016, respectively. The estimated amortization expense for the next five years is as follows (Unaudited):

2018	$3,713
2019	2,705
2020	1,378
2021	1,157
2022	450

5.	BANK BORROWINGS AND NOTES PAYABLE

At June 30, 2017, the Company had an unsecured Credit Agreement (which includes a letter of credit facility) provided by two banks, one of which acted as the agent. The Credit Agreement provided for a $25,000 revolving credit facility committed through December 6, 2017. At June 30, 2017, there was no outstanding balance under the revolving credit facility. The revolving credit facility was terminated on November 19, 2017.

Under the Credit Agreement, interest was generally payable monthly and was based on the agent’s base rate or, at the election of the Company, on the LIBOR rate for portions of the outstanding balances as designated by the Company. Quarterly commitment fees were also charged on the unused portion of the revolving credit facility. The Credit Agreement contained certain restrictions and a financial covenant that had to be maintained on a continuing basis.

As of December 31, 2017 and June 30, 2017, the Company has three stand-by letters of credit, totaling $19,307, for the benefit of the Company’s workers’ compensation insurance carriers. Prior to November of 2017, the letters of credit were written against the revolving credit facility. In November 2017, the letters of credit were reissued and collateralized with a certificate of deposit. There were no amounts drawn against any of the letters of credit at December 31, 2017 and June 30, 2017.

The following is a summary of long-term debt (the majority of which is related to the Company’s acquisitions):

	December 31, 2017 (Unaudited)	June 30, 2017
Notes payable, unsecured, payable in varying principal payments plus interest at rates ranging from 0% to 2.5% with maturities through August 2022	$11,348	$12,170
Notes payable, secured by financed equipment, payable with interest of 3.9% and maturity of April 2018	481	860

	11,829	13,030
Less amounts due within one year	4,575	4,719

	$7,254	$8,311

Maturities of long-term debt at December 31, 2017 are as follows (Unaudited):

2018	$4,575
2019	3,269
2020	2,063
2021	1,177
2022	745

$11,829

Interest paid on debt during the six months ended December 31, 2017 and 2016 amounted to $20 and $166, respectively.

6.	DEFERRED OBLIGATIONS

The Company has deferred and incentive-based compensation plans for certain key employees as follows:

Supplemental Executive Retirement Plan

Certain key employees whose participation in the ESOP is restricted by Internal Revenue Code limitations are eligible for deferred benefits under a Supplemental Executive Retirement Plan. Benefits are generally based upon participant compensation levels and are invested in phantom shares of Company stock. Distributions are paid in a manner similar to benefits under the ESOP.

Management Incentive Stock Plans

The Company has a management incentive stock plan, which provides for the granting of stock options to purchase shares of the Company’s stock and for other stock-based awards to certain key officers and members of its Board. Stock plan disclosures are presented in footnote 10.

Other Incentive Compensation Plans

The Company has a number of other incentive compensation plans under which awards are made to key employees. Those awards are determined based on company position, compensation levels, years of service, and company performance.

The accompanying Consolidated Statement of Operations includes a net reduction in deferred and incentive-based compensation expense (other than stock-based expense) of ($204) in the six months ended December 31, 2017 and compensation expense of $898 in the six months ended December 31, 2016.

7.	INCOME TAXES

The Company has elected to be taxed as an S Corporation. Consequently, the Company’s taxable income is passed through to its ESOP, which is a tax-exempt entity. The Company pays income taxes to certain states that do not recognize the Federal S Corporation elections.

The (benefit)/provision for income taxes consists of the following for the six months ended:

	December 31, 2017 (Unaudited)	December 31, 2016 (Unaudited)
Current tax (benefit) provision:
State and foreign	$(713)	$247
Deferred tax (benefit) provision	(189)	(952)

	$(902)	$(705)

Income taxes paid were $91 and $328 in the six months ended December 31, 2017 and 2016, respectively.

The total deferred tax assets and liabilities included within the net deferred taxes are as follows at:

	December 31, 2017 (Unaudited)	June 30, 2017
Deferred tax assets	$1,396	$1,791
Deferred tax liabilities	(5,074)	(5,658)

Net deferred tax liabilities	$(3,678)	$(3,867)

Deferred tax asset valuation allowances of $300 and $93 were recorded at December 31, 2017 and June 30, 2017, respectively. The valuation allowance increased by $207 in the six months ended December 31, 2017 and did not change in the six months ended December 31, 2016.

Deferred income tax liabilities have been recognized primarily for the remaining net book values of intangible assets and depreciable fixed assets exceeding the remaining net tax values of such assets. Deferred income tax benefits have been recognized primarily due to certain accrued liabilities and their expenses being deducted for financial reporting that are not currently deductible for tax purposes.

8.	EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST

The primary purpose of the ESOP is to provide participants with an opportunity to accumulate capital for their retirement needs. Substantially all U.S. employees are eligible for ESOP benefits provided they meet eligibility requirements for years of service and hours worked. Funds accruing to participants begin to vest after two years of service and reach 100% vesting after six years of service or age 60, or the employee’s death or disability, whichever occurs first. The ESOP qualifies as an Employee Stock Ownership Plan as defined in the Internal Revenue Code.

The ESOP distributes the value of the participant’s account in the form of cash unless the Company elects to pay the distribution in the form of Company stock. Distributions from the ESOP are subject to the distribution and stock ownership restrictions contained within the ESOP documents, but generally occur upon death, disability or retirement. Distributions are made over a minimum period of three years up to a maximum distribution period of five years. De minimis account balances may be distributed in one lump sum. If stock is distributed, it is subject to mandatory buy-back provisions which require the Company to purchase, and the participant to sell, the distributed shares at current fair value.

ESOP distributions are funded by the Company in the form of contributions, dividends and internal loans. Contributions to the ESOP may be made annually up to the maximum amount allowed under Internal Revenue Service regulations and are invested in the Company’s common stock as well as certain marketable securities. Minimum annual contributions must be made in amounts sufficient to cover any ESOP debt service obligations to the Company (if internal loans exist).

Total ESOP compensation and other employee retirement plan expense are as follows for the six months ended:

	December 31, 2017 (Unaudited)	December 31, 2016 (Unaudited)
ESOP compensation expense	$34,460	$35,240
Release of ESOP shares	772	—
Other retirement plans	429	425

	$35,661	$35,665

On September 6, 2016 the Company sold to the ESOP 340,910 newly issued shares of common stock for $30,000 under a note payable with a 30 year term. As of June 30, 2017, the newly issued shares were all unreleased (not allocated to participants). The ESOP is required to make annual payments of $1,000 plus interest at 1.9%. As loan payments are made, shares are released into participant accounts based on the ratio of the current principal plus interest divided by the total original principal plus interest to be paid. In September of 2017, the first payment of principal and interest was made in the amount of $1,570, which released 13,782 shares from suspense.

The Company also redeemed and retired $19,175 and $28,973 worth of stock from retirees during the first six months ended December 31, 2017 and December 31, 2016, respectively.

The fair value of the common stock at December 31, 2017 was estimated to be $56.00, and the fair value at June 30, 2017 was $56.00 per share. The ESOP shares were as follows at:

	December 31, 2017 (Unaudited)	June 30, 2017
Allocated shares	17,188,524	17,517,162
Unreleased shares	327,128	340,910

Total ESOP shares	17,515,652	17,858,072

9. COMMITMENTS	AND CONTINGENCIES

Lease Commitments

The Company leases office facilities, production and warehouse facilities, several retail photographic studios, and a portion of their office equipment under operating agreements, which expire beginning in 2018 and through 2030. Rental expense under these agreements was $9,509 and $10,666 for the six months ended December 31, 2017 and 2016, respectively.

The Company also leases vehicles and equipment under capital lease agreements, which expire beginning in 2018 and through 2021. Equipment, furniture and fixtures at December 31, 2017 and June 30, 2017 include $1,315 and $1,671, respectively, of vehicle and equipment capital lease obligations. Related accumulated depreciation at December 31, 2017 and June 30, 2017 was $773 and $861, respectively. For the six months ended December 31, 2017 and 2016, capital lease obligations incurred were $39 and $236, respectively.

The following is a schedule, by year, of future minimum rental payments (excluding contingent rentals) required under non-cancelable capital and operating leases as of December 31, 2017 (Unaudited):

	Operating	Capital Leases
2018	$15,967	$300
2019	11,232	212
2020	7,386	111
2021	4,002	17
2022	2,715	3
Thereafter	6,866	—

Total	$48,168	643

Amounts representing interest		102

Present value of capital lease obligations		541
Current maturities		256

Long-term maturities		$285

Non-Compete Payments

The Company has employment agreements that contain provisions for non-compete payments. The annual non-compete payment provisions, ranging in periods from two to eight years, begin at termination of employment. The agreements are subject to various performance requirements and the payment obligations are forfeited if non-compete provisions are not met. Compensation expense under these agreements is recorded as the performance requirements are satisfied. The aggregate remaining commitment as of December 31, 2017 to former employees currently receiving payments is $2,620.

Litigation

The Company and its subsidiaries are involved in various claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company’s financial condition.

10.    MANAGEMENT INCENTIVE STOCK PLANS

The 2012 Omnibus Management Incentive Stock Plan provides for the granting of stock options to purchase shares of the Company’s stock and for other stock-based awards to certain key officers and members of its Board. The plan reserves 2,400,000 shares of common stock for grant. As of December 31, 2017, there are options outstanding to purchase up to 1,081,741 shares and 1,234,259 shares remain available for grant. The plan provides that the terms of each award be determined by the Board or by a committee of the Board. The Board may, at any time, terminate, modify or suspend the plan.

Stock Option Awards

At December 31, 2017, awards have been granted for periods extending through December 2021. The exercise price is 100% of the stock’s fair market value as of the date of the grant. Awards become exercisable and expire at dates as determined by the Board. Generally, each set of options granted vest over a four-year period, and the Company exercises its right to purchase all shares issued upon the holders’ exercise of the option.

In May of 2016, the Board determined to extend the September 18, 2012 and September 10, 2013 options (originally four-year grants) to amended maturity dates of September 18, 2018 and September 10, 2019, respectively.

The Company recognizes compensation expense relating to stock options granted using the intrinsic value method, which is based on a graduated vesting period and the estimated December 31, 2017 common stock fair value of $56.00. For the six months ended December 31, 2017 there was no compensation expense for stock options charged to income. For the six months ended December 31, 2016, compensation expense of $175 was charged to income. As of December 31, 2017 and June 30, 2017, the Company recorded no liability for stock options and there was no unrecognized compensation expense related to non-vested awards at either year reporting date. During the six months ended December 31, 2017, there were no stock options exercised.

Information regarding the stock option awards for the six months ended December 31, 2017 is shown below:

	Shares	Weighted-Average Exercise Price
Outstanding at June 30, 2017	1,098,819	96.87
Granted	11,160	56.00
Exercised	—	—
Forfeited / Expired	(28,238)	100.54

Outstanding at December 31, 2017 (Unaudited)	1,081,741	$96.35

Grant Date	Options Outstanding	Exercise Price	Remaining Life (Years)
December 12, 2017	11,160	$56.00	4
September 13, 2016	237,366	88.00	2.7
September 15, 2015	174,921	93.00	1.7
September 9, 2014	152,308	103.00	0.7
September 10, 2013	234,120	103.00	1.7
September 18, 2012	271,866	98.00	0.7

Phantom Stock Unit Awards

At December 31, 2017, stock-based incentive awards in the form of phantom stock units have been granted for periods extending through December 2021. Phantom stock units are granted at 100% of the Company stock’s fair value. The phantom stock units generally vest over a four-year period and increase or decrease in value as the stock price changes.

In September of 2017, the phantom unit grants made to employees were split between time-based and performance-based awards. The time-based awards are a fixed number of units and vest over a four-year period. The units granted under the performance-based awards are eventually determined based on fiscal 2018 performance. At December 31, 2017, the Company used the most recent projection of fiscal 2018 results to determine the most likely number of grants to be earned.

The Company recognizes compensation expense relating to phantom stock units granted based on a straight-line vesting period and the estimated December 31, 2017 common stock fair value of $56.00. In the six months ended December 31, 2017, a net reduction in compensation expense for the phantom stock plan of ($79) was credited to income. In the six months ended December 31, 2016, compensation expense of $1,227 was charged to income. The Company has recorded a liability of $1,406 and $4,079 for the phantom stock units as of December 31, 2017 and June 30, 2017, respectively. Total unrecognized compensation expense related to non-vested awards totaled $2,168 and $778 as of December 31, 2017 and June 30, 2017, respectively, which is expected to be recognized over the next three years. During the six months ended December 31, 2017 and 2016, the Company redeemed 46,322 and 170 phantom stock unit awards at a unit price of $56.00 and $88.00, respectively.

Information regarding the phantom stock unit awards for the six months ended December 31:

Units
Outstanding at June 30, 2017	77,097
Granted	34,279
Redemptions	(46,322)
Forfeited	(1,227)

Outstanding at December 31, 2017 (Unaudited)	63,827

Grant Date	Units Outstanding	Remaining Life (Years)
December 12, 2017	1,565	4
September 12, 2017	32,225	3.7
September 13, 2016	16,384	2.7
September 15, 2015	8,460	1.7
September 9, 2014	5,193	0.7

11.	RESTRUCTURING, ACQUISITION, AND OTHER CHARGES

The costs related to restructuring, acquisitions, and other significant non-recurring events have been segregated on the Consolidated Statement of Operations. These costs include the following:

	Six months ended
	December 31, 2017 (Unaudited)	December 31, 2016 (Unaudited)
Restructuring costs	$5,737	$264
Board strategy project	1,777	—
Litigation settlement costs	1,000	—
Fixed asset impairment	222	—
Summer meeting	—	3,520

Total	$8,736	$3,784

Restructuring costs in the six months ended December 31, 2017 reflect the closure of all Cilento brand studio locations within LPS, closure of the action sports (Glossy Finish) business segment within LNSS, and significant personnel reductions at LTI and LCD. The cost of the Cilento studio and Glossy Finish closures were $2,062 and $2,002, respectively, which included severance, lease termination, legal, and equipment relocation expenses. The personnel restructuring costs were $1,673, which primarily included employee severance expenses and outplacement fees.

Board strategy project costs of $1,777 reflect expenses incurred by the Company for board-directed strategic planning efforts. The costs consisted of consulting and legal expenses. Litigation settlement costs of $1,000 reflect the expected settlement of a wage and hour claim in LPS. Fixed asset impairment of $222 reflects the final loss on the disposal of the Company plane, which was sold in September of 2017.

Summer meeting costs in the six months ended December 31, 2016 reflect one-time incremental expenses of $3,520 to recognize and celebrate the Company’s 80th Anniversary. Restructuring costs of $264 reflect personnel restructuring, which primarily consisted of severance and outplacement expenses.

12.	SUBSEQUENT EVENTS

The Company reviewed for subsequent events from the Consolidated Balance Sheet date through January 24, 2018, and has determined that there were no subsequent events that required disclosure.